                                                                Exhibit 4.2

                        CONSENT TO 2001 STOCK OPTION PLAN

      This consent to 2001 Stock Option Plan (the "Consent") is dated as of August __, 2002 and executed by the undersigned in the undersigned's capacity as a Shareholder and party to a certain Shareholders Agreement dated as of April 30, 1997, as amended and/or supplemented from time to time, by and among Meridian Automotive Systems, Inc. (formerly known as American Bumper & Mfg. Co.), a Michigan corporation (the "Company") and the other parties thereto (the "Shareholders Agreement"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Shareholders Agreement.

      WHEREAS, the Board of Directors of the Company has previously approved the Meridian Automotive Systems, Inc. 2001 Stock Option Plan (the "PLAN"); and

      WHEREAS, the Board of Directors of the Company has previously approved the reservation of 11,484.2981 shares of the Company's Common Stock for issuance upon exercise of options granted or stock grants made under the Plan; and

      WHEREAS, the Shareholders Agreement requires the consent of the Requisite Approval for the Company to set aside stock for issuance for equity based compensation beyond certain thresholds set forth therein;

      NOW, THEREFORE, in consideration of the foregoing and the covenants and obligations set forth in this Consent, the undersigned hereto hereby agrees as follows:

      1.    CONSENT.  The undersigned, being a Shareholder, pursuant to
Section 8.3(f) of the Shareholders Agreement hereby consents to and ratifies:
(i) the creation of the Plan and (ii) the Company's reservation of up to 11,484.2981 shares of the Company's Common Stock for issuance upon exercise of options granted or stock grants made under the Plan.

      2. GOVERNING LAW. This Consent shall be governed by and construed in accordance with the laws of the State of Delaware.

      3. SEVERABILITY. If any provision of this Consent or the application of any such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of this Consent, including the remainder of the provision held invalid, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

      4. HEADINGS. All section headings herein are for convenience of reference and are not part of this Consent, and no construction or inference shall be derived therefrom.

                           [SIGNATURE PAGE FOLLOWS]

                           COUNTERPART SIGNATURE PAGE
                      FOR CONSENT TO 2001 STOCK OPTION PLAN

                                    SHAREHOLDERS

                                    ----------------------------------------
                                    Printed Name of Shareholder

                                    ----------------------------------------
                                    Signature

                                    ----------------------------------------
                                    Name of Signatory (for an entity only)

                                    ----------------------------------------
                                    Title of Signatory (for an entity only)

                      Meridian Automotive Systems, Inc.
                      Consent to 2001 Stock Option Plan
                   Schedule of Signatories for Exhibit 4.2

BancAmerica Capital Investors II, L.P.
Capital D'Amerique CDPQ Inc.
Credit Suisse First Boston Private Equity
Indosuez Capital Co-Invest Partners, L.P.
The Northwestern Mutual Life Insurance Corporation
SCP II Associates
The Skoog Family Limited Partnership
Suez Capital Partners II, L.P.
Suez/Meridian, LLC
Windward/Badger II, L.L.C.
Windward/Badger AB III, L.L.C.
Windward/Badger AB IV, L.L.C.
Windward Capital Associates, L.P.
Windward/Merban, L.P.
Windward/Merchant, L.P.
Windward/Metropolitan, L.L.C.
Windward/Northwest, L.L.C.
Windward/Park AB, L.L.C.
Windward/Park AB II, L.L.C.
Windward/Park AB III, L.L.C.
Windward/Quebec, L.L.C.
Jon Baker
Robert H. Barton III
Francis I. LeVeque
Richard E. Newsted
Dean P. Vanek
H.H. ("Buddy") Wacaser